                                                                  Exhibit 99.1


                                                         Contacts:


W. Phillip Marcum                         Philip Bourdillon/Eugene Heller
Chairman and CEO                          Silverman Heller Associates
303-785-8080                              310-208-2550


                          METRETEK TECHNOLOGIES REPORTS
                            PROFITABLE FOURTH QUARTER
                           AND RECORD REVENUES IN 2003


DENVER - MARCH 30, 2004 - For the three months ended December 31, 2003, METRETEK TECHNOLOGIES, INC. (OTCBB: MTEK) reported net income applicable to common shareholders of $173,000, or $0.03 per share, on revenues of $8.8 million, compared to a net loss applicable to common shareholders of $2.5 million, or $0.42 per share, on revenues of $6.7 million for the three months ended December 31, 2002.

According to W. Phillip Marcum, chairman and CEO, $1.8 million of the $2.1 million increase in fourth-quarter revenues came from higher sales at the Company's PowerSecure subsidiary.

For the twelve months ended December 31, 2003, the Company reported record revenues of $39.3 million, an increase of 44% over revenues of $27.3 million in 2002. The year-over-year increase in revenues is attributable principally to a 50% increase in revenues at Metretek Florida, from $6.5 million to $9.8 million, and a 108% increase in revenues at PowerSecure, from $8.2 million to $17.1 million. For the year, net loss applicable to common shareholders was $11,000, or $0.00 per share, compared to a net loss applicable to common shareholders of $4.2 million, or $0.70 per share, in 2002.

"Record revenues in 2003 can be attributed in large part to the fact that PowerSecure aggressively expanded the marketing of its Interactive Distributed Generation(TM) systems to commercial and industrial users of electricity, winning a number of large contracts while expanding its internal services," said Marcum. "With an increasingly effective sales effort and growing visibility within the marketplace, we look for further expansion of PowerSecure's business in 2004."

"Metretek Florida also had a good year with the introduction of the InvisiConnect(TM) and DCM product lines -- new M2M cellular IP-based connectivity solutions (covered by a recent patent application) that provide secure and seamless alternatives to obsolete telemetry solutions for remote data collection," continued Marcum.

Adjusted EBITDA for fiscal 2003 was $2,120,000 compared to $(452,000) for fiscal 2002, a $2,572,000 improvement that reflects the underlying strength of the Company's operational performance in 2003. "However," said Marcum, "the Company still faces some significant challenges, including addressing its Preferred Stock before its mandatory redemption date on December 9, 2004. The Company also must successfully conclude the final stages of the Class Action litigation settlement."

As computed by the Company, Adjusted EBITDA is a non-GAAP financial measure (as such term is defined by the Securities and Exchange Commission) computed as net income (loss) applicable to common shareholders before interest and finance charges, income taxes, depreciation and amortization, provision for litigation costs, nonrecurring charges, minority interest, and preferred stock deemed distribution.

By eliminating certain expenses not necessarily indicative of the results of the Company's core operations, management believes that Adjusted EBITDA offers a useful tool to measure and monitor the Company's operating performance, and provides meaningful information to investors in terms of enhancing their understanding of the Company's core operating performance and results. Adjusted EBITDA is also used by management to assist in planning and forecasting future operations. However, Adjusted EBITDA as defined by the Company may not be directly comparable to similarly defined measures as reported by other companies. Adjusted EBITDA should be considered only as a supplement to, and not as a substitute for or in isolation from, other measures of financial performance and liquidity reported in accordance with generally accepted accounting principles ("GAAP"), such as net income (loss) applicable to common shareholders.

According to Marcum, management anticipates that 2004 revenues will be in the range of $45 million to $50 million, fueled principally by top-line growth of 25% to 40% at PowerSecure and Metretek Florida; 2004 earnings per share are expected to exceed $0.10. Also, as previously announced, the Company expects to report a loss of approximately $0.05 per share on revenues of approximately $9 million for the first quarter of 2004, which compares favorably to a loss of $0.14 per share on revenues of $7.4 million recorded in the first quarter of 2003.

Conference Call and Webcast:
At 10 a.m. MST (noon EST) on March 31, 2004, the Company will hold a teleconference to discuss the financial results and future plans and prospects. To participate in the teleconference, please call (toll free) 800-291-8929 (or 706-634-0478 for international callers) approximately 10 minutes prior to the start time and indicate that you are dialing into the Metretek Technologies conference call.

This call is being Webcast and can be accessed live via the Internet at the Company's Website, www.metretek.com; to access the call, click on the "Investor Info" button and then click on the icon for the "2003 fourth-quarter results teleconference." The Webcast player will open following completion of a brief registration process. The Webcast will also be available at www.FullDisclosure.com. To access the call, type in Metretek's stock symbol, MTEK, in the top right corner of the FullDisclosure home page to be taken to the Company's Webcast page. These Websites will host an archive of the teleconference. Additionally, a playback of the call will be available for 48 hours beginning at 3 p.m. EST on March 31. You may access the playback by calling 800-642-1687 (or for international callers 706-645-9291) and providing Conference ID number 6379815.

Metretek Technologies, Inc. through its subsidiaries -- Southern Flow Companies, Inc.; PowerSecure, Inc.; and Metretek, Incorporated (Metretek Florida) -- is a diversified provider of energy measurement products, services and data management systems to industrial and commercial users and suppliers of natural gas and electricity.

All forward-looking statements contained in this press release are made within the meaning of and under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements regarding expected growth within Metretek's subsidiaries and the outlook for consolidated revenues and earnings in 2004, and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, such as statements about future earnings, revenues, and other future financial and non-financial items, performance or events; statements about proposed products, services, technologies or businesses; statements about raising additional capital; and statements of assumptions underlying any of the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the Company's ability to obtain sufficient capital and liquidity on favorable terms, to meet its operating, working capital and debt service requirements and other capital commitments and contingencies and to fund the growth of its business; the effects of pending and future litigation, claims and disputes and the resolution thereof, including the proposed settlement of the class action lawsuit; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company; the markets for the products and services of Metretek Florida, including the contract manufacturing operations of MCM, and management's expectations of any strengthening thereof; the effects of competition in the Company's markets, including the introduction of competing products, services and technologies; customer and industry demand and preferences and purchasing patterns; the Company's ability to attract, retain and motivate key personnel; the ability of the Company to secure and maintain key contracts, relationships and alliances and to make successful acquisitions; changes in the energy industry generally and in the natural gas and electricity industries in particular; general economic, market and business conditions; the effects of international conflicts and terrorism; and other factors identified from time to time in the Company's reports and filings with the Securities and Exchange Commission, including but not limited to the Company's Form 10-K for the year ended December 31, 2003 and subsequently filed Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

                            (financial tables follow)

                           METRETEK TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)


                                                              Fourth Quarter Ended                  Twelve Months Ended
                                                                  December 31,                          December 31,
                                                             2003               2002               2003              2002
                                                         ------------       ------------       ------------       ------------
Total revenues                                           $  8,759,000       $  6,671,390       $ 39,311,725       $ 27,302,735
Total costs and expenses                                    8,260,445          8,948,212         38,168,480         30,639,543
                                                         ------------       ------------       ------------       ------------
Operating income (loss)                                       498,555         (2,276,822)         1,143,245         (3,336,808)
Minority interest                                             (85,510)              --             (207,280)              --
Income taxes                                                  (12,016)           (13,653)           (56,980)           (45,509)
                                                         ------------       ------------       ------------       ------------
Net income (loss)                                             401,029         (2,290,475)           878,985         (3,382,317)
Preferred stock deemed distribution                          (227,991)          (238,710)          (890,191)          (851,724)
                                                         ------------       ------------       ------------       ------------
Net income (loss) applicable to common shareholders      $    173,038       $ (2,529,185)      $    (11,206)      $ (4,234,041)
                                                         ============       ============       ============       ============

NET INCOME (LOSS) PER COMMON SHARE:
    BASIC                                                $       0.03       $      (0.42)      $      (0.00)      $      (0.70)
                                                         ============       ============       ============       ============
    DILUTED                                              $       0.03       $      (0.42)      $      (0.00)      $      (0.70)
                                                         ============       ============       ============       ============

WEIGHTED AVERAGE COMMON
   SHARES OUTSTANDING:
    BASIC                                                   6,043,469          6,076,273          6,043,469          6,077,388
                                                         ============       ============       ============       ============
    DILUTED                                                 6,393,432          6,076,273          6,043,469          6,077,388
                                                         ============       ============       ============       ============


CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

                                                               December 31,         December 31,
                                                                  2003                 2002
                                                               -----------          -----------
Total current assets                                           $13,248,168          $ 8,866,871
Property, plant and equipment, net                               1,405,350            1,713,793
Total other assets                                               8,673,023            8,618,777
                                                               -----------          -----------

Total assets                                                   $23,326,541          $19,199,441
                                                               ===========          ===========

Total current liabilities                                      $ 7,284,539          $ 4,769,486
Long-term notes payable and capital lease obligations            5,243,433            4,732,651
Minority interest in subsidiaries                                  207,280                 --
Redeemable preferred stock-Series B                              9,422,132            8,531,941
Total stockholders' equity                                       1,169,157            1,165,363
                                                               -----------          -----------

Total liabilities and stockholders' equity                     $23,326,541          $19,199,441
                                                               ===========          ===========

             RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS)
                        APPLICABLE TO COMMON SHAREHOLDERS

In accordance with Regulation G, set forth below is a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to net income (loss) applicable to common shareholders, its most directly comparable financial measure computed in accordance with GAAP.

                                                           Fourth Quarter Ended              Twelve Months Ended
                                                                December 31,                     December 31,
                                                           2003            2002             2003             2002
                                                        -----------     -----------      -----------      -----------
Net income (loss) applicable to common shareholders     $   173,038     $(2,529,185)     $   (11,206)     $(4,234,041)
Add back:
     Interest and finance charges                            74,924          68,889          285,437          205,234
     Income taxes                                            12,016          13,653           56,980           45,509
     Depreciation and amortization                          172,406         172,073          690,859          658,417
     Provision for litigation costs, net                       --         1,763,723             --          1,763,723
     Nonrecurring charges                                      --              --               --            257,504
     Minority interest                                       85,510            --            207,280             --
     Preferred stock deemed distribution                    227,991         238,710          890,191          851,724
                                                        -----------     -----------      -----------      -----------
Adjusted EBITDA                                         $   745,885     $  (272,137)     $ 2,119,541      $  (451,930)
                                                        ===========     ===========      ===========      ===========



                                                       # # #